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                                                                   EXHIBIT 23(e)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Walibi S.A.


    We consent to the inclusion in this registration statement of Premier Parks, Inc. on Form S-4 (File No. 333-48307) of our report dated March 18, 1998 on our audits of the financial statements of Walibi S.A. appearing in this registration statement. We also consent to the reference of our firm under the caption "Experts" in this registration statement.


                                          Coopers & Lybrand
                                          Reviseurs
                                          d'Entreprises/Bedrijfsrevisoren
                                          BCV/SCC
                                          represented by
                                          /s/ Philippe Barbier

                                          Philippe Barbier


Brussels, Belgium
April 28, 1998